UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 3, 2021

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K dated November 29, 2021, Texas Roadhouse, Inc. (the “Company”) announced that Douglas W. Thompson retired from his position and would no longer serve as Chief Operating Officer effective as of November 29, 2021.

Additionally, on December 3, 2021, the Company and Mr. Thompson entered into a Separation Agreement and Release of Claims (the “Separation Agreement”). Under the Separation Agreement, the Company will pay to Mr. Thompson an aggregate sum of $4,745,000 (less any applicable withholdings and/or deductions), which will be paid in three installments in accordance with the following schedule: (i) $1,581,667 due and payable no later than December 27, 2021; (ii) $1,581,666 due and payable on January 31, 2022; and (iii) $1,581,666 due and payable on March 14, 2022. The Separation Agreement also provides a general release of all claims by Mr. Thompson and affirms certain obligations under his 2021 employment agreement, including, without limitation, obligations pertaining to confidentiality, non-competition, non-hire, and non-solicitation.

Finally and pursuant to the terms of the respective 2021 employment agreements with each executive officer, the Compensation Committee of the Board of Directors for the Company (the “Board”) reserved the right to adjust compensation for each executive officer throughout the duration of the term of such employment agreements. On December 6, 2021, the Compensation Committee of the Board exercised its discretion to adjust each executive officer’s compensation in the manner described in this Current Report on Form 8-K with respect to each executive officer’s 2022 fiscal year service. Based in part on the recommendation of a third-party compensation consultant recently retained by the Compensation Committee, the total compensation package established for each executive officer for their 2022 fiscal year service reflects a shift in the compensation breakdown among the base salary, bonus and equity components to a more weighted emphasis on cash compensation as well as a shift from a fixed number of service-based restricted stock units and/or performance-based restricted stock units to a fixed dollar amount with respect to such service-based restricted stock units and/or performance-based restricted stock units.

Base Salary.   Effective as of January 8, 2022 and continuing thereafter until such time as an executive officer’s annual base salary is adjusted by the Compensation Committee in accordance with the applicable employment agreement, the Compensation Committee establishes an annual base salary as show in the table below.

2022 ($)
Jerry Morgan	1,000,000
Tonya Robinson	500,000
Chris Jacobsen	500,000
Chris Colson	500,000
Hernan Mujica	500,000
Gina Tobin	500,000

Incentive Bonus.   On December 6, 2021, the Compensation Committee established an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to each executive officer’s 2022 fiscal year service. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

	2022 Target Bonus ($)	2022 Minimum Bonus ($)	2022 Maximum Bonus ($)
Jerry Morgan	1,000,000	0	2,000,000
Tonya Robinson	400,000	0	800,000
Chris Jacobsen	400,000	0	800,000
Chris Colson	400,000	0	800,000
Hernan Mujica	400,000	0	800,000
Gina Tobin	400,000	0	800,000

Stock Awards.  On December 6, 2021, the Compensation Committee authorized the grant of service-based restricted stock units equal to the dollar amount described in the table below for each executive officer with respect to their respective 2022 fiscal year service. These service-based restricted stock units will be calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. Additionally, these service-based restricted stock units will be granted on January 8, 2022 and will vest on January 8, 2023, provided the officer is still employed as of the vesting date.

Restricted Stock Units ($)
Jerry Morgan	1,100,000
Tonya Robinson	500,000
Chris Jacobsen	400,000
Chris Colson	500,000
Hernan Mujica	500,000
Gina Tobin	500,000

Additionally, on December 6, 2021, the Compensation Committee authorized the grant of performance-based restricted stock units as described in the table below for those certain executive officers described below with respect to their respective 2022 fiscal year service. These performance-based restricted stock units will be calculated by dividing the target dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. Additionally, these performance-based restricted stock units will be granted on January 8, 2022 and will vest on January 8, 2023, subject to the achievement of defined goals established by the Compensation Committee of the Board. The performance targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the number of performance-based restricted stock units may be reduced to zero or increased to a maximum of two times the target amount shown below.

	Target $ of Performance-Based Restricted Stock Units	Minimum $ of Performance-Based Restricted Stock Units	Maximum $ of Performance-Based Restricted Stock Units
Jerry Morgan	1,100,000	0	2,200,000
Tonya Robinson	400,000	0	800,000
Chris Jacobsen	400,000	0	800,000

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

10.1	Separation Agreement dated December 3, 2021 by and among Douglas W. Thompson and Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, and Texas Roadhouse Management Corp.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: December 9, 2021	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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